Exhibit 10.2


                              INTEL CORPORATION
                          1988 EXECUTIVE LONG TERM
                              STOCK OPTION PLAN
             (Amended and Restated Effective as of July 16, 1997)

1.   PURPOSE

     The purpose of this amended and restated Intel Corporation 1988 Executive Long Term Stock Option Plan (the "Plan") is to advance the interests of Intel Corporation, a Delaware corporation and its subsidiaries (hereinafter collectively "Intel" or the "Corporation"), by stimulating the efforts of certain key employees employed by Intel and heightening the desire of such key employees to continue in employment with Intel. The stock options granted pursuant to this Plan are non-qualified stock options and shall not be incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This amended and restated Plan includes the individual grant limitations required by
     Section 162(m) of the Code for the option income of certain individuals to be tax deductible by the Corporation.

2.   DEFINITIONS

     (a) "Board of Directors" means the Board of Directors of the Corporation.

     (b) "Committee" means the Compensation Committee appointed by the Board of Directors in accordance with Section 11.

     (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Corporation as to an individual's Disablement shall be made in accordance with the standards and procedures of the Corporation's then-current Long-Term Disability Plan and shall be conclusive on all of the parties.

     (d) "Plan" means the Intel Corporation 1988 Executive Long Term Stock Option Plan, as amended and restated herein.

     (e) "Retirement" shall have the meaning specified by the Committee in the terms of an option grant or, in the absence of any such term, shall mean retirement from active employment with Intel (i) at or after age 55 and with the approval of the Committee or (ii) at or after age 65. The determination of the Committee as to an individual's Retirement shall be conclusive on all parties.

     (f) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with Intel Corporation where each of the corporations in the unbroken chain other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (g) "Immediate Family" means the spouse, children and grandchildren of the Participant (as defined in Section 3 hereof).

3.   PARTICIPANTS

     "Participants" in the Plan shall be those key employees who have been employed by Intel for at least two years and to whom options may be granted from time to time by the Committee.

     No option shall be granted to any employee if immediately after the

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     grant of such option such employee would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. Options may not be granted to non-employee directors or members of the Committee.

4.   EFFECTIVE DATE AND TERMINATION OF PLAN

     This Plan was last approved by the Corporation's stockholders on May 4, 1994. The Plan was amended and restated by the Board of Directors in certain non-material respects on March 26, 1997. The Plan was amended and restated by the Board of Directors on July 16, 1997, to provide for limited transferability of options.

     The Plan shall remain available for the grant of options until all shares of stock available for grant under this Plan shall have been acquired through exercise of options or until September 19, 1998 whichever is earlier. The Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

5.   SHARES SUBJECT TO THE PLAN AND TO OPTIONS

     The stock subject to options authorized to be granted under the Plan shall consist of 80,000,000 shares (as adjusted automatically by the Plan's terms effective July 13, 1997, to reflect a stock split effected in the form of a stock distribution) of the Corporation's common stock, par value $.001 ("Common Stock"), or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 8.
     Such shares may be authorized and unissued shares of the Corporation's Common Stock. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

6.   GRANT, TERMS AND CONDITIONS OF OPTIONS

     Options may be granted at any time and from time to time prior to the termination of the Plan, to certain key employees of Intel selected by the Committee. However, no Participant shall be granted options in any year, to purchase shares of common stock in excess of one percent (1%) of the number of shares of the Corporation's Common
     Stock outstanding on January 1, 1994. In addition, no Participant or optionholder shall have any rights as a stockholder with respect to any shares of stock subject to option hereunder until said shares have been issued. Each option may be evidenced by a written stock option agreement and/or such other written arrangements as may be approved from time to time by the Committee. Options granted pursuant to the Plan need not be identical but each option much contain and be subject to the following terms and conditions:

     (a)  Price:
          -----   The purchase price under each option shall be
          established by the Committee. In no event will the option price be less than the fair market value of the stock on the date of grant. The option price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan (as described in Section 7), by arrangement with a broker where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of Common Stock of the Corporation owned by the Participant exercising the option and having a fair market value on the date of exercise equal to the option price or in any combination of the foregoing.

     (b)  Duration and Exercise or Termination of Option:
          ----------------------------------------------   Each option shall
          be exercisable in such manner and at such times as the Committee shall determine. However, each option granted must expire within a period of not more than ten (10) years from the grant date.

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     (c)  Suspension or Termination of Option:
          -----------------------------------   If at any time (including
          after a notice of exercise has been delivered) the Chief Executive Officer, President, Chief Operating Officer, Vice President for Human Resources, General Counsel or any of their designees (any such person, an "Authorized Officer") reasonably believes that a Participant or optionholder has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant's or optionholder's rights to exercise any option pending a determination of whether an act of misconduct has been committed.

          If the Board of Directors or an Authorized Officer determines a Participant or optionholder has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Intel rules resulting in loss, damage or injury to Intel, or if a Participant or optionholder makes an unauthorized disclosure of any Intel trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Intel customer to breach a contract with Intel or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor optionholder nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors or an Authorized Officer shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of
          Section 16 of the Securities Exchange Act of 1934 (the
          "Exchange Act"), the determination of the Board of Directors or of the Authorized Officer shall be subject to the approval of the Committee.

     (d)  Termination of Employment:
          -------------------------   Subject to Section 6(b), unless the
          Committee specifies otherwise, upon the termination of the Participant's employment, his or her rights to exercise an option then held shall be only as follows:

          (1)  Death.
               ----- Upon the death of a Participant while in employ of Intel, the Participant's rights will be exercisable by his or her estate or beneficiary at any time during the twelve months next succeeding the date of death.

               If the Participant's option has been held by the Participant for a minimum of four (4) years at the time of death, then the number of shares exercisable by the estate or beneficiary of the deceased Participant will be the total number of unexercised shares, whether or not exercisable, under such option on the date of the Participant's death.

               If the Participant's option has been held for a period of less than four (4) years at the time of death, then the number of shares exercisable by the estate or beneficiary of the deceased Participant will be the total number of shares which were exercisable under such option on the date of the Participant's death.

               If a Participant should die within thirty (30) days of his or her termination of employment with Intel, an option will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such option was exercisable as of the date of such termination. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the option.

          (2)  Disablement.
               -----------   Upon the Disablement of any Participant, the
               Participant's rights to options may be exercised for at any

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               time during the twelve (12) months after termination.  If
               the Participant's option has been held for a minimum of four years, then the number of shares exercisable by the Participant will be the total number of unexercised shares, whether or not exercisable, under such option on the date of the Participant's termination. If the Participant's option has been held for a period of less than four (4) years, then the number of shares exercisable by the Participant will be the total number of shares which were exercisable under such option on the date of the Participant's termination.

          (3)  Retirement.
               ----------   Upon Retirement of a Participant, the
               Participant's rights to options may be exercised at any time during the twelve (12) months after Retirement. The number of shares exercisable will be the total number of shares which were exercisable under the Participant's option on the date of his or her Retirement.

          (4)  Other Reasons.
               -------------   Upon termination of a Participant's employment
               for any reason other than those stated above, a Participant may, within thirty (30) days following such termination exercise the option to the extent such option was exercisable on the date of termination.

          For purposes of this Section 6(d), unless the Committee specifies otherwise, a Participant's employment shall not be deemed terminated (i) if, within sixty (60) days such Participant is rehired by Intel, (ii) if Participant is transferred from the Corporation to any Subsidiary or from any one Subsidiary to another or from a Subsidiary to the Corporation, or (iii) at the discretion of the Committee, during any period of a Participant's leave of absence, provided that the Committee may delay the Participant's rights to exercise options as a result of such leave of absence. In addition, a Participant's employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party and which is designated by the Committee as subject to this provision, shall be considered employment for purposes of this Section 6(d).

     (e) Transferability of Option: Unless otherwise provided by the Committee and subject to the establishment of procedures by the Committee, each option shall be transferable only:

          (1)  by will or the laws of descent and distribution, or

          (2) by gift to the Immediate Family, partnerships whose only partners are the Participant or members of the Immediate Family, limited liability companies whose only shareholders are the Participant or members of the Immediate Family, and trusts established solely for the benefit of the Participant or members of the Immediate Family.

               The transferees described in this subsection (e) of Section 6 shall be referred to as "Permitted Transferees".

               Options are transferable only to the extent the options are exercisable at the time of transfer. Any purported assignment, transfer or encumbrance that does not qualify under subsections (1) and (2) above shall be void and unenforceable against the Corporation.

               The terms of stock options granted pursuant to this Plan shall apply to the beneficiaries, executors and administrators of the Participant and to Permitted Transferees (including the beneficiaries, executors and administrators of Permitted Transferees), including the right to agree to any amendment of the applicable option agreement, except that options transferred to Permitted Transferees shall not be transferable except by will or the laws of descent and distribution.

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          (f)  Cancellation:
               ------------   The Committee may, at any time prior to
               exercise and subject to consent of the Participant, cancel any options previously granted and may or may not substitute in their place options at a different price and different type under different terms or in different amounts.

          (g)  Conditions and Restrictions Upon Securities Subject to
               ------------------------------------------------------
               Options:
               -------   Subject to the express provisions of the Plan,
               the Committee may provide that the shares of Common Stock issued upon exercise of an option shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant or optionholder).
               The Committee may establish rules for the deferred delivery of Common Stock upon exercise of an option with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Unless the Committee specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Corporation. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee.
               The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 8.
               Any Stock Units that are settled after the holder's death shall be distributed to the holder's designated beneficiary(ies) or, if none was designated, the holder's estate.

          (h)  Other Terms and Conditions:
               --------------------------   Options may also contain such
               other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in Intel's employ or service nor limit in any way Intel's right to terminate his or her employment at any time.

     7.   LOANS

          The Corporation may make loans, at the request of the Participant and in the sole discretion of the Board or its Committee, for the purpose of enabling the Participant to exercise options granted under the Plan and to pay the tax liability resulting from an option exercise under the Plan. The Board or its Committee shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares received upon exercise of such option.

     8.   ADJUSTMENT OF AND CHANGES IN THE STOCK

          In the event that the number of shares of Common Stock of the Corporation shall be increased or decreased through reclassification, combination of shares, a stock split or the payment of a stock dividend, or otherwise, then each share of common stock of the Corporation which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an option under the Plan, shall be proportionately adjusted to reflect such increase or decrease. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events.
          In the event there shall be any other change in the number or

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          kind of the outstanding shares of Common Stock of the Corporation, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment to shares currently subject to options or which may become subject to options under the Plan, or to prices or terms of outstanding options, such adjustment shall be made in accordance with such determination. In addition, in the event of such change described in this paragraph, the Board of Directors may accelerate the time or times at which any option may be exercised and may provide for cancellation of such accelerated options which are not exercised within a time prescribed by the Board of Directors in its sole discretion.

          No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Corporation to each Participant or optionholder which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

     9.   LISTING OR QUALIFICATION OF STOCK

          In the event that the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

     10.  WITHHOLDING

          To the extent required by applicable federal, state, local or foreign law, a Participant or optionholder shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise. The Corporation shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.

     11.  ADMINISTRATION AND AMENDMENT OF THE PLAN

          The Plan shall be administered by the Committee which shall consist of at least two persons appointed by the Board of Directors. The Board of Directors shall fill vacancies and may from time to time remove or add members. All members of the Committee will be "non-employee directors" as defined in Rule 16b-3 under the Exchange Act and "outside directors" as defined under Section
          162(m) of the Code, but in each case only when required to exempt any grant intended to qualify for an exemption under such provisions. Notwithstanding the foregoing, unless otherwise restricted by the Board of Directors, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of Intel (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant options under the Plan to Participants, to determine all terms of such options, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee shall act pursuant to a majority vote or majority written consent.

          Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants (as defined in Section 3 hereof), to which of such Participants, if any, an option shall be granted hereunder and the timing of any such option grants; (c) to determine the number of shares of Common Stock subject to an option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an option; (e) to waive conditions to and/or accelerate exercisability of an option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Corporation) or otherwise in its discretion; (f) to prescribe and amend the terms of option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation.

          All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, shall be final and binding on all Participants and optionholders. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select. The interpretation and construction of any provision of the Plan by the Board of Directors shall be final and conclusive. The Board of Directors may periodically adopt rules and regulations for carrying out the Plan, and amend the Plan as desired, without further action by the Corporation's stockholders except to the extent required by applicable law.

     12.  TIME OF GRANTING OPTIONS

          The effective date of such option shall be the date on which the grant was made. Within a reasonable time thereafter, Intel will deliver the option to the Participant.